Exhibit 10.5
Form of Indemnification Agreement
          This Indemnification Agreement (this “Agreement”) is made as of _________, 200___by and between Thomas Weisel Partners Group, Inc., a Delaware corporation (the “Company”), and _______________(the “Individual”).
          WHEREAS, the Company and the Individual recognize the difficulty in obtaining directors’ and officers’ liability insurance, the cost of such insurance and the limited scope of coverage of such insurance;
          WHEREAS, the Company and the Individual further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited; and
          WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as the Individual, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.
          NOW, THEREFORE, the Company and the Individual hereby agree as follows:
     1. Indemnification; Presumptions.
          (a) The Company shall defend, indemnify and hold harmless the Individual from any Losses or Expenses arising from any Claim relating to, or arising in whole or in part out of, any Covered Event actually and reasonably incurred by the Individual to the fullest extent permitted by applicable law on the date hereof, or to such greater extent as applicable law may thereafter permit or authorize.
          (b) The termination of any Claim by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the Individual did not act in good faith and in a manner reasonably relied to be in or not opposed to the best interests of the Company, and with respect to any criminal Claim, that Individual had reason to believe his or her conduct was unlawful.
     2. Definitions.
          “Claim” means (a) any threatened, pending or completed action, suit, proceeding or arbitration or other alternative dispute resolution mechanism, or (b) any inquiry, hearing or investigation, whether conducted by the Company or any other Person, that Individual in good faith believes might lead to the institution of any such action, suit, proceeding or arbitration or other alternative dispute resolution mechanism, in each case whether civil, criminal, administrative or other (whether or not the claims or allegations therein are groundless, false or fraudulent) and includes, without limitation, those brought by or in the name of the Company or any director or officer of the Company.
          “Company Agent” means any Person serving as a director, officer, partner, employee, agent, trustee or fiduciary of the Company, any Subsidiary or any Other Enterprise.
          “Covered Event” means any event or occurrence on or after the date of this Agreement related to the fact that the Individual is or was a Company Agent or related to anything done or not done by the Individual in any such capacity, and includes, without limitation, any such event or occurrence (a) arising from performance of the responsibilities, obligations or duties imposed by ERISA or any similar applicable provisions of state or common law, or (b) arising from any merger, consolidation or other business combination involving the Company, any Subsidiary or any Other Enterprise, including without limitation any sale or other transfer of all or substantially all of the business or assets of the Company, any Subsidiary or any Other Enterprise.
          “Expenses” includes attorneys’ fees and all other costs, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone charges, postage, copying costs, delivery services fees and other expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, prosecuting or defending, being a witness in or participating in (including on appeal), or preparing to prosecute or defend, be a witness in or participate in any Claim, for which the Individual is or becomes legally obligated to pay.
          “Loss” means any amount which the Individual is legally obligated to pay as a result of any Claim, including, without limitation (a) all judgments, penalties and fines, and amounts paid or to be paid in settlement, and (b) all interest, assessments and other charges paid or payable in connection therewith.
          “Other Enterprise” means any corporation (other than the Company or any Subsidiary), partnership, joint venture, association, employee benefit plan, trust or other enterprise or organization for which the Individual acts as a Company Agent at the request of the Company or any Subsidiary. The Individual shall be deemed to be acting as a Company Agent of an Other Enterprise at the request of the Company with respect to any Other Enterprise in which the Company or any Subsidiary has an investment as to which the Individual shall act as a Company Agent from time to time. The Individual shall be deemed to be acting as a Company Agent of an Other Enterprise at the request of the Company, if the Individual acts as a Company Agent of an Other Enterprise at the written or oral request of the Board of Directors of the Company or of any Subsidiary by which the Individual is employed from time to time, or at the written or oral request of an Executive Officer of the Company or of any Subsidiary by which the Individual is employed from time to time, or if the Individual acts as a Company Agent of an Other Enterprise by reason of being requested, elected, hired or retained to succeed to or assume the responsibilities of a Person who previously acted as a Company Agent of an Other Enterprise at the request of the Company.

          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (or any subdivision, department, commission or agency thereof), and includes without limitation any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.
          “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are now or hereafter owned, directly or indirectly, by the Company.
     3. Expenses; Indemnification Procedure.
          (a) Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding by the Individual, if the Individual is determined to be entitled to indemnification pursuant to Section 1 hereof, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Individual to repay such amount if it shall ultimately be determined that the Individual is not entitled to be indemnified by the Company as authorized by this Agreement (the “Undertaking”); provided, however, that the Company shall not be required to advance expenses to the Individual in connection with any proceeding (or part thereof) initiated by the Individual unless the proceeding was authorized in advance by the Board of Directors of the Company; and provided further that no advance shall be made by the Company to the Individual in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of disinterested directors or (ii) by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that the Individual acted in bad faith or in a manner that the Individual did not believe to be in or not opposed to the best interests of the Company. The Individual shall be entitled to receive interim payments of expenses pursuant to this Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.
          (b) Notice/Cooperation by the Individual. The Individual shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against the Individual for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at its principal executive offices (or such other address as the Company shall designate in writing to the Individual). In addition, the Individual shall give the Company such information and cooperation as it may reasonably require.
          (c) Procedure. Any indemnification and advances determined proper in accordance with this Agreement shall be made no later than 45 days after such determination. If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or By-laws providing for indemnification, is not paid in full by the Company within 45 days after such determination, the Individual may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, the Individual shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that the Individual has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify the Individual for the amount claimed.
          (d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of the Individual, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
          (e) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against the Individual, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Individual (such approval not to be unreasonably withheld), upon the delivery to the Individual of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Individual and the retention of such counsel by the Company, the Company will not be liable to the Individual under this Agreement for any fees of counsel subsequently incurred by the Individual with respect to the same proceeding, provided that (i) the Individual shall have the right to employ his or her counsel in any such proceeding at the Individual’s own expense and (ii) if (A) the employment of counsel by the Individual has been previously authorized by the Company, (B) the Individual shall have reasonably concluded that there may be a conflict of interest between the Company and the Individual in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Individual’s counsel shall be at the expense of the Company.
     4. Additional Indemnification Rights; Nonexclusivity.
          (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Individual to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, its By-laws or by statute. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

          (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Individual may be entitled under the Company’s Certificate of Incorporation, its By-laws, any agreement, any vote of shareholders or disinterested directors, the Delaware General Corporation Law, or otherwise, both as to action in the Individual’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to the Individual for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.
     5. Partial Indemnification. If the Individual is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Individual for the portion of such expenses, judgments, fines or penalties to which the Individual is entitled.
     6. Mutual Acknowledgment. Both the Company and the Individual acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. The Individual understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify the Individual.
     7. Officer and Director Liability Insurance. The Company may, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors’ and officers’ liability insurance, the Individual shall be named as an insured in such a manner as to provide the Individual the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if the Individual is a director; or of the Company’s officers, if the Individual is not a director of the Company, but is an officer; or of the Company’s key employees, if the Individual is not an officer or director, but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if the Individual is covered by similar insurance maintained by a Subsidiary or parent of the Company. However, the Company’s decision whether or not to adopt and maintain such insurance shall not affect in any way its obligations to indemnify the Individual under this Agreement or otherwise.
     8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Individual to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
     9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
          (a) Claims Initiated by the Individual. To indemnify or advance expenses to the Individual with respect to proceedings or claims initiated or brought voluntarily by the Individual and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors of the Company has approved the initiation or bringing of such suit.
          (b) Lack of Good Faith. To indemnify the Individual for any expenses incurred by the Individual with respect to any proceeding instituted by the Individual to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Individual in such proceeding was not made in good faith or was frivolous.
          (c) Insured Claims. To indemnify the Individual for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to the Individual by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company.
          (d) Claims Under Section 16(b). To indemnify the Individual for expenses and the payment of profits arising from the purchase and sale by the Individual of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
          (e) To indemnify the Individual for any amounts paid or to be paid in settlement of any Claim without the express prior written consent of the Company. Neither the Company nor the Individual shall unreasonably withhold consent to any proposed settlement.

     10. Construction of Certain Phrases. For purposes of this Agreement, references to the “Company” shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if the Individual is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Individual shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as the Individual would have with respect to such constituent corporation if its separate existence had continued.
     11. Effectiveness. This Agreement shall be deemed to be effective as of the commencement date of the Individual’s employment as an Officer or Director of the Company.
     12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.
     13. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Individual and the Individual’s estate, heirs, legal representatives and assigns.
     14. Attorneys’ Fees. In the event that any action is instituted by the Individual under this Agreement to enforce or interpret any of the terms hereof, the Individual shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by the Individual with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by the Individual as a basis for such action was made in bad faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, the Individual shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by the Individual in defense of such action (including with respect to the Individual’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of the Individual’s material defenses to such action was made in bad faith or was frivolous.
     15. Notice. Any and all notices or other communications or deliveries required or permitted to be provided pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the party to be notified or, if not, then on the next business day, (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. The address for notices to the Company shall be its principal executive offices and the address for notices to the Individual shall be as shown on the signature page of this Agreement, or as subsequently modified by written notice.
     16. Consent to Jurisdiction. The Company and the Individual each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.
     17. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware.
     18. Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. All prior negotiations, agreements and understandings between the parties with respect thereto are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.
[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THOMAS WEISEL PARTNERS GROUP, INC.

By:

Name: Title:

AGREED TO AND ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN:

INDIVIDUAL:

Name:

(Address)